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                                    Exhibit 5

                                                                January 15, 1999


WAVEPHORE, INC.
3311 North 44th Street
Phoenix, Arizona 85018

                          Re: Issuance of Common Shares

Gentlemen:

      You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by WavePhore, Inc., an Indiana corporation (the "Company"), under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of, and covering the resale of (i) the 879,116 shares (the "Common Shares") of common stock, without par value, of the Company ("Common Stock"), and (ii) the 250,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of the First Warrant (the "Warrant"), which Common Shares and Warrant were issued at the First Closing pursuant to that certain Securities Purchase Agreement effective as of December 23, 1998 between the Company and Castle Creek Technology Partners LLC (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

      In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of shares of Common Stock which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Secretary of State of the State of Indiana dated January 8, 1999, attesting to the corporate existence of the Company in the State of Indiana.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that (i) the Common Shares and the Warrant conform, and that the Warrant Shares will conform, in all material respects, to the description thereof set forth in the Registration Statement,
(ii) the Common Shares and the Warrant were issued and delivered at the First Closing in accordance with the terms of the Agreement, and (iii) the Common Shares and the Warrant were issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act.

      Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Common Shares are, and that the Warrant Shares to be issued upon the exercise of the Warrant will be, validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

      This opinion is intended solely for the use of the Company in connection with the registration of the Common Shares and the Warrant Shares. It may not be relied upon by any other person or for any other
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purpose, or reproduced or filed publicly by any person, without the written consent of Barnes & Thornburg; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.
 .
                                                     Very truly yours,

                                                     /s/Barnes & Thornburg